UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 8, 2011

GERON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-20859	75-2287752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 CONSTITUTION DRIVE MENLO PARK, CALIFORNIA 94025
(Address of principal executive offices, including zip code)

(650) 473-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2011, Geron Corporation (the “Company” or “Geron”) announced the implementation of a new leadership structure reflecting the Company’s progression into mid-stage clinical development of multiple therapeutic product candidates.

On February 8, 2011, the Company appointed (i) David L. Greenwood as President, interim Chief Executive Officer and a member of the Board of Directors (the “Board”), (ii) Hoyoung Huh, M.D., Ph.D., as Executive Chairman of the Board and (iii) Alexander E. Barkas, Ph.D., as Lead Independent Director of the Board.

David L. Greenwood, 59, is currently the Executive Vice President and Chief Financial Officer of the Company. Mr. Greenwood joined the Company in 1995. Prior to joining Geron, Mr. Greenwood held various positions with J.P. Morgan & Co. Incorporated, an international banking firm. He currently serves as a director Geron Bio-Med, Ltd., ViaGen, Inc., Corium International, Inc., Clone International and the Pacific Lutheran Board of Regents. Mr. Greenwood holds a B.A. from Pacific Lutheran University and a M.B.A. from Harvard Business School.

Hoyoung Huh, M.D., Ph.D., 41, has been a director of the Company since 2010. Dr. Huh is currently the Chairman of BiPar Sciences, Inc., a wholly-owned subsidiary of sanofi-aventis since the April 2009 merger.  He also serves on the boards of directors of several privately-held companies.  Dr. Huh was formerly the Chief Executive Officer and President of BiPar Sciences and was on the board of directors of Facet Biotech. Prior to BiPar, Dr. Huh was a director and Chief Operating Officer at Nektar Therapeutics and was formerly a partner at McKinsey & Company. Dr. Huh received his M.D. and Ph.D. from Cornell University Medical College and Sloan-Kettering Cancer Center, and an A.B. in Biochemistry from Dartmouth College.

Alexander E. Barkas, Ph.D., 63, has been Chairman of the Board since July 1993 and a director of the Company since March 1992. Dr. Barkas is currently a Managing Director of Prospect Venture Partners. Prior to co-founding Prospect Venture Partners, he was a partner at Kleiner Perkins Caufield & Byers. Dr. Barkas currently serves on the boards of directors of Amicus Therapeutics, Inc. and several private life science companies. Dr. Barkas received a Ph.D. in biology from New York University and a B.A. in Biology from Brandeis University, where he currently is Chairman of the University Science Advisory Council and serves on the Board of Trustees.

The Company intends to file an amendment to this Form 8-K containing certain compensation terms of Mr. Greenwood’s employment to the extent required by Item 5.02(c)(3) within four business days following the determination of such information.

In conjunction with the implementation of the new leadership structure, Thomas B. Okarma, Ph.D., M.D. has left as Geron’s President and Chief Executive Officer and as a member of the Board, effective February 8, 2011. Dr. Okarma intends to remain with the Company as an independent consultant to provide transition services.

Item 7.01             Regulation FD Disclosure.

On February 9, 2011, the Company issued a press release announcing (i) Dr. Okarma’s resignation as Chief Executive Officer, President and a member of the Board, (ii) the appointment of Mr. Greenwood as President, interim Chief Executive Officer and a member of the Board, (iii) the appointment of Dr. Huh as Executive Chairman of the Board and (iv) the appointment of Dr. Barkas as Lead Independent Director of the Board. A copy of this press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01             Financial Statements and Exhibits.

(d)     Exhibits

99.1      Press Release, dated February 9, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date:	February 9, 2011	By:	/s/ Olivia K. Bloom
Olivia K. Bloom
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated February 9, 2011